Exhibit 10.2

January 1, 2009

Mr. Yungeng Hu
11A, 519 Xinhua Road
Shanghai, China 200052

Re:   CEO Employment Agreement

Dear Mr. Hu:

On behalf of the Board of Directors (“Board”), I am pleased to offer you the position of Chief Executive Officer with Unity One Capital Incorporated. (the “Company”). This Employment Agreement sets forth the terms of our offer of employment to you for your approval and agreement.

1.  Employment by the Company.

(a) Duties. You are employed by the Company as its Chief Executive Officer, reporting to the Company Board. You have the standard duties and powers associated with the CEO of a company, and your duties may include other duties as reasonably assigned by the Board from time to time. Notwithstanding the foregoing, you shall not be entitled to approve or bind the Company to any action or obligation that requires approval by the Board under corporate law, the Articles of Incorporation, or bylaws of the Company, or the guidelines, policies, and procedures adopted and established from time to time by the Board without Board approval..

(b) Company Policies. The employment relationship between you and the Company is governed by the general employment policies and practices of the Company; provided, however, that when the terms of this Employment Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Employment Agreement will control.

(c) Board Membership. You as an elected director of the Company shall serve in such capacity without additional compensation. As a member of the Company’s Board, you are subject to the provisions of the Company’s bylaws and all applicable general corporation laws relative to your position on the Board.

2.   Term of Employment.

(a)  Term. Your employment with the Company will be for 2 years, starting from January 1st, 2009.

 (b) Survival. Upon the termination of your employment with the Company, for any reason, neither you nor the Company shall have any further obligation or liability under this Employment Agreement to the other, except as set forth in Sections 4, 5, 6, 7, 8, 9, and 10 below.

3.   Compensation and Benefits.

(a)  Salary. You will receive for your services an annual salary of RMB1,500,000, payable in accordance with the Company’s standard payroll practices and subject to standard withholdings for taxes and social security and the like. Your Salary will be reviewed at least annually.

Mr. Yungeng Hu
January 1st, 2009

(b)  Benefits. During your employment with the Company, you will be entitled to participate in any group insurance, hospitalization, medical, dental, health and accident, disability or similar plan or program or equivalent benefits of the Company to the extent that you are eligible under the general provisions of these plans. The Company may, in its sole discretion and from time to time, establish additional senior management benefit programs as it deems appropriate. You understand that any benefit plans may be modified or eliminated in the sole discretion of the Company in accordance with applicable law.

(d)  Vacation. You will be entitled to a period of annual paid vacation time equal to not less than four weeks per year. Your eligibility to carryover your accrued vacation shall be subject to the Company policy applicable to employees at a similar level in effect during the term of this Employment Agreement. You shall also be entitled to pay, at your salary rate, for any or all vacation not taken in a calendar year, such payment to be made on the first regular payday following the end of the calendar year.

(e)  Key Person Insurance. You agree to take such actions as may be reasonably necessary or appropriate to permit the Company to obtain a key person insurance policy insuring you and naming the Company as beneficiary, should the Company wish to obtain such insurance.

(f)  Directors and Officers Liability Insurance.  The Company will provide you during the term of this Employment Agreement the same level of coverage of directors and officers liability insurance that Company extends to its other directors and officers.

(g)  Expenses. Subject to compliance with the Company’s normal and customary policies regarding substantiation and verification of business expenses, you are authorized to incur on behalf of the Company, and the Company will directly pay or shall fully reimburse you for, all customary and reasonable expenses incurred for promoting, pursuing, or otherwise furthering the business of the Company and its affiliates.

(h)  Indemnification Agreement. As an officer, director and employee, the Company will enter into a standard indemnification agreement that will indemnify you to the maximum extent permitted by law.

4.  Termination of Employment.

(a)  Termination Upon Death. If you die during your employment with the Company, the Company shall pay to your estate, or other designated beneficiary(s) as shown in the records of the Company, any salary and/or bonuses earned but unpaid as of the termination date (which for purposes of this subsection (a) shall be the date of your death); accrued but unused vacation time as of the end of the month in which you die; and benefits that you are entitled to receive as of the date of your death under benefit plans of the Company, less standard withholdings for tax and social security purposes. In the event of your death, the Company shall have no obligation to make any other payment, including severance or other compensation, of any kind. All other benefits provided by the Company to you under its existing benefit plans shall be determined under the provisions of those plans.

Mr. Yungeng Hu
January 1st, 2009

(b)  Termination Upon Disability. The Company may terminate your employment if you suffer a disability that renders you unable, as determined in good faith by the Board, to perform the essential functions of your position, even with reasonable accommodation, for three months within any twelve month period. If your employment is terminated pursuant to this Section 5(b), you shall receive payment for any earned and unpaid salary and/or bonuses as of the termination date (which for purposes of this subsection (b) shall be the date specified by the Board); accrued but unused vacation time as of the end of the month in which the termination for disability occurs; and benefits that you are then entitled to receive under benefit plans of the Company, less standard withholdings for tax and social security purposes. If your employment is terminated as a result of a disability pursuant to this Section 5(b), the Company also shall provide to you as severance the payment of an amount equal to six months of your salary, less standard withholdings for tax and social security purposes, in a lump sum on the termination date.

Except as set forth in the immediately preceding paragraph, after the termination date, no other compensation of any kind or severance or other payment of any kind or payment in lieu of notice shall be payable by the Company if your employment is terminated as a result of a disability. All benefits provided by the Company under Section 3(b) shall be extended, at your election and cost, to the extent permitted by the applicable insurance policies and benefit plans of the Company, for six months after your termination date, except as otherwise required by law (e.g., COBRA health insurance continuation election). Except as set forth in the immediately preceding sentence, all benefits provided by the Company to you under this Employment Agreement or otherwise shall cease as of your termination date.

(c)  Voluntary Termination. You may voluntarily terminate your employment with the Company at any time. If you voluntarily terminate your employment, you will receive payment for any earned and unpaid salary and/or bonuses as of the date of such termination; accrued but unused vacation time; and benefits you are entitled to receive under benefit plans of the Company, less standard withholdings for tax and social security purposes, through the termination date, which for purposes of this subsection (c) shall be the date upon which you voluntarily cease performing your duties under this Employment Agreement. The Company shall have no further obligation to pay any compensation (including severance) of any kind. All benefits provided by the Company to you under this Employment Agreement or otherwise shall cease as of the date of your voluntary termination.

(d)  Termination for Cause.

(1)  Termination; Payment of Salary and Vacation. The Board may terminate your employment with the Company at any time for “cause” (as defined below). In the event that your employment is terminated under this subsection (d), you shall receive payment for all earned but unpaid salary; accrued but unused vacation time; and benefits you are then entitled to receive under benefit plans of the Company, less standard withholdings for tax and social security purposes, through the date of your termination, which for purposes of this subsection (d) shall be the date upon which such notice of termination is given. The Company shall have no further obligation to pay you compensation of any kind nor to make any payment in lieu of notice. All benefits provided by the Company to you under this Employment Agreement or otherwise shall cease as of the termination date.

(2)  Definition of Cause. For purposes of this Employment Agreement, the Company shall have “cause” to terminate your employment upon any of the following: (a) a material breach by you of the terms of this Employment Agreement; (b) any breach of fiduciary duty or act of theft, misappropriation, embezzlement, intentional fraud, falsification of any employment or Company records, or other violation of applicable law or regulation or similar conduct by you involving the Company or any of its affiliates; (c) your conviction or plea of nolo contendere or the equivalent involving a felony or a crime involving fraud or dishonesty; (d) any damage of a material nature to the business or property of the Company or any of its affiliates caused by your willful or grossly negligent conduct; (e) the willful failure or refusal by you to perform reasonable duties, responsibilities, or instructions from the Board; (f) engaging in abuse of alcohol, illegal drugs, or controlled substances in a manner that materially interferes with your performance of your duties; or (g) improper disclosure of the Company’s confidential or proprietary information. No act, or failure to act, by you shall be considered “willful” unless committed without a reasonable belief that the act or omission was in the Company’s best interest.

Mr. Yungeng Hu
January 1st, 2009

(e)  Termination Without Cause. The Company, at any time without prior written notice, may terminate you without cause. If your employment is terminated without cause you shall receive payment for all earned but unpaid salary and/or bonuses as of the termination date (which for purposes of this subsection (e), shall be the date of your termination); accrued but unused vacation time; and benefits you are then entitled to receive under benefit plans of the Company, less standard withholdings for tax and social security purposes, as of the termination date. Upon execution by you of an effective release of claims substantially in the form attached as Exhibit A, the final wording of which shall be determined by the Company in conjunction with its legal counsel (the “Release”) the Company shall also pay to you as severance (1) an amount equal to two months of your salary, less standard withholdings for tax and social security purposes, in a lump sum on the termination date; (2) continuation of all benefits you are then entitled to receive under benefit plans of the Company for a period of six months; and (3) Acceleration of vesting of unvested stock options as described in Section 5(h) below, effective upon such termination date (“Acceleration Date”). No other compensation of any kind or severance or other payment of any kind shall be payable by the Company after such termination date. All benefits provided by the Company to you under this Employment Agreement or otherwise shall cease as of the termination date.

(f)  Change of Control. If your employment is terminated without your written consent within twelve months after a Change of Control (as defined below), you shall receive payment for all earned but unpaid salary and/or bonuses, as of the termination date (which for purposes of this subsection (f), shall be the date of your termination); accrued but unused vacation time; and benefits you are then entitled to receive under benefit plans of the Company, less standard withholdings for tax and social security purposes, as of the termination date. In such event, the Company shall also provide to you as severance (1) the payment of an amount equal to two months of your salary, less standard withholdings for tax and social security purposes, in a lump sum on the termination date; (2) continuation of all benefits you are then entitled to receive under benefit plans of the Company for a period of six months; and (3) Acceleration of vesting of unvested stock as described in Section 5(h) below, effective upon such termination date (“Acceleration Date”). No other compensation of any kind or severance or other payment of any kind shall be payable to you by the Company after such termination date. All benefits provided by the Company to you under this Employment Agreement or otherwise shall cease as of the termination date.

(1)  For purposes of this Section 5(f), a Change of Control shall be deemed to occur upon the consummation of any one of the following events: (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a transaction the principal purpose of which is to change the state of the Company’s incorporation or a transaction in which the voting securities of the Company are exchanged for beneficial ownership of at least a majority of the voting securities of the acquiring corporation); (iii) a merger or consolidation in which the Company is the surviving corporation and less than 50% of the voting securities of the Company that are outstanding immediately after the consummation of such transaction are beneficially owned, directly or indirectly, by the persons who owned such voting securities immediately prior to such transaction; (iv) any transaction or series of related transactions after which any person (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), other than any employee benefit plan (or related trust) sponsored or maintained by the Company, becomes the beneficial owner of voting securities of the Company representing a majority of the combined voting power of all of the voting securities of the Company; or (v) the liquidation or dissolution of the Company.

Mr. Yungeng Hu
January 1st, 2009

(2)  For purposes of Section 5(f)(1), any person who acquired securities of the Company prior to the occurrence of the specified transaction in contemplation of such transaction and who immediately after such transaction possesses direct or indirect beneficial ownership of at least 10% of the securities of the Company or the surviving corporation, as appropriate (or if the Company or the surviving corporation is a controlled affiliate, then of the appropriate entity as determined above), shall not be included in the calculation of the group of persons who owned such voting securities immediately prior to such transaction.

(g)  Termination for Good Reason. Notwithstanding anything in this Section 5 to the contrary, you may voluntarily end your employment with the Company and receive the benefits detailed in Section 5(e) upon or within 90 days following the occurrence of an event constituting “Good Reason,” which for purposes of this Section 5(g) shall mean any of the following conditions, provided that the underlying condition persists more than 15 business days after written notification to the Board: (1) a material adverse change in your position causing it to be of materially less responsibility or authority without your written consent, and such a materially adverse change shall in all events be deemed to occur if you no longer serve as Chief Executive Officer, unless you consent in writing to such change; (2) a reduction, without your written consent, in your level of salary; (3) the Company fails to obtain the assumption of this Employment Agreement by any successor or assign of the Company; (4) the Company without your consent requires your permanent relocation from the Shanghai Area; or (5) any material breach by the Company of any material provision of this Agreement.

(h)  Acceleration of Vesting. “Acceleration” means that all additional unvested shares from all outstanding option grants to you will vest immediately upon the Acceleration Date.

(i)  At-Will Employment. You understand and agree that your employment with the Company is at-will, which means that either you or the Company may, subject to the terms of this Employment Agreement, terminate this Employment Agreement at any time, with or without cause, as set forth in this Employment Agreement. Any modification of the at-will nature of this Employment Agreement must be in writing and executed by you and the Company.

5.  Proprietary Information Obligations. You agree to sign and abide by the terms of the Company’s standard form of intellectual property assignment and employee confidentiality agreement, if any.

6.  Noninterference. While employed by the Company pursuant to this Employment Agreement and for a period of six months after the date of your termination, you agree not to solicit or hire or attempt to solicit or hire, directly or indirectly, any employee of the Company or any affiliate.

Mr. Yungeng Hu
January 1st, 2009

7.  Injunctive Relief. The parties agree that damages would be an inadequate remedy for the Company in the event of a breach or threatened breach of Section 6, 7 or 8 of this Employment Agreement by you, and in the event or any such breach or threatened breach, the Company may, either with or without pursuing any potential damage remedies, obtain and enforce an injunction prohibiting you from violating such section of this Employment Agreement and requiring you to comply with its terms.

8.  Warranties and Representations. You hereby represent and warrant to the Company that you:

(a)  are not now under any obligation of a contractual or quasi-contractual nature known to you that is inconsistent or in conflict with this Employment Agreement or that would prevent, limit, or impair the performance by you of any of your obligations under this Employment Agreement; and

(b)  have been or have had the opportunity to be represented by legal counsel in the preparation, negotiation, execution, and delivery of this Employment Agreement and understand fully its terms and provision.

9.  Dispute Resolution and Binding Arbitration. You and the Company agree that if a dispute arises concerning or relating to your employment with the Company, such dispute shall be submitted to binding arbitration in accordance with the employment rules of the American Arbitration Association then in effect. The arbitration shall take place in Los Angeles, California, and both you and the Company agree to submit to the jurisdiction of the arbitrator selected in accordance with American Arbitration Association rules and procedures. You and the Company agree that the arbitration procedure provided for in this section will be the exclusive avenue of redress for any disputes relating to or arising from your employment with the Company, and that the award of the arbitrator shall be final and binding on both parties, and nonappealable. The arbitrator shall have discretion to award monetary and other damages, or no damages, and to fashion such other relief as the arbitrator deems appropriate. The arbitrator shall also have discretion to award the prevailing party reasonable costs and attorneys’ fees incurred in bringing or defending an action under this provision. The costs and expenses relating to the arbitration proceeding itself, including the fees of the arbitrator, shall be borne by the Company.

10.  Miscellaneous.

(a)  Notices. Any notice or other communication required or permitted under this Employment Agreement shall be in writing and shall be deemed to have been duly given (a) on the day of delivery if delivered in person; (b) on the second business day following the date of dispatch if (i) delivered by an internationally-recognized express courier service, (ii) delivered by facsimile upon confirmation of receipt, or (iii) sent by e-mail, if confirmed by first-class mail or acknowledged by the recipient or recipient’s e-mail system; (c) on the fourth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices shall be sent to the addresses specified below, unless such other address may be designated by notice given in accordance with this Section.

Mr. Yungeng Hu
January 1st, 2009

To the Company:

Unity One Capital Incorporated.
Room 2101, Silver Tower, No. 933, West Zhongshan Road, Shanghai, China, 200051

Attention: Chairman of the Board

To you:

Mr. Yungeng Hu

11A, 519 Xinhua Road, Shanghai, China 200052

or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

(b)  Severability. If any term or provision (or any portion) of this Employment Agreement is determined by a court to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions (or other portions) of this Employment Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or provision (or any portion) is invalid, illegal or incapable of being enforced, this Employment Agreement shall be deemed to be modified so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby and the terms and provisions are fulfilled to the greatest extent possible.

(c)  Entire Agreement. This document constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral. Without limiting the generality of the foregoing, except as provided in this Employment Agreement, all understandings and agreements, written or oral, relating to the employment of you by the Company, or the payment of any compensation, or the provision of any benefit in connection therewith or otherwise, are hereby terminated and shall be of no future force and effect.

(d)  Counterparts. This Employment Agreement may be executed on separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement. Signatures may be exchanged by electronic facsimile with machine evidence of transmission.

(e)  Successors and Assigns. This Employment Agreement is intended to bind and inure to the benefit of and be enforceable by you and the Company, and their respective successors and assigns, except that you may not delegate any of your duties hereunder and you may not assign any of your rights hereunder without the prior written consent of the Company. If you should die while any amounts would still be payable to you hereunder if you had continued to live, all amounts payable hereunder shall be paid in accordance with the terms of this Employment Agreement to your estate, unless you have provided written notice to the Company specifying a different beneficiary or beneficiaries (which notice(s) may be changed from time to time at the sole discretion of you).

Mr. Yungeng Hu
January 1st, 2009

(f)  Attorneys’ Fees. If any legal proceeding is necessary to enforce or interpret the terms of this Employment Agreement, or to recover damages for breach, the prevailing party shall be entitled to reasonable attorneys’ fees, as well as reasonable costs and disbursements, whether taxable or not, in addition to any other relief to which you or the Company may be entitled.

(g)  Amendments. No amendment or other modification to this Employment Agreement may be made except by a writing signed by both parties. Except for your estate pursuant to Section 5(a) hereof, nothing in this Employment Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Employment Agreement.

(h)  Choice of Law and Venue. All questions concerning the construction, validity and interpretation of this Employment Agreement will be governed by the internal law, and not the law of conflicts, of the State of California. The exclusive venue for any such action shall be in the U.S. federal or state courts having within their venue Los Angeles, California.

(i)  Fees and Expenses. Each of the parties shall bear its own fees and expenses incurred in connection with the preparation of this Employment Agreement and related transactions.

We are eager to have you join us as a key member of the Company’s team. Please indicate your acceptance of the terms of this Employment Agreement by signing below.

Sincerely,

Unity One Capital Incorporated.

Ross Zong Yuan
Chairman of the Board of Directors

Acknowledged and agreed:

/s/ Mr. Yungeng Hu
Mr. Yungeng Hu

Mr. Yungeng Hu
January 1st, 2009

EXHIBIT A

RELEASE AGREEMENT
OF UNITY ONE CAPITAL INCORPORATED.

Mr. Yungeng Hu (“Releasor”) agrees that the payments and benefits he has received from Unity One Capital Incorporated. (the “Company”) are in full satisfaction of all obligations of the Company to the Releasor arising out of or in connection with the Releasor’s employment including, without limitation, all salary, bonuses, sick pay, reimbursement of expenses, and that the payment and benefits that will be provided to Releasor in accordance with Section 4 of Releasor’s Employment Agreement entered into as of January 1st, 2009 (the “Employment Agreement”), as applicable, constitute consideration for the covenants and releases of the Releasor as set forth in this Release Agreement (“Severance Benefits”).

1.  Releasor acknowledges that the Severance Benefits represent a substantial benefit to Releasor to which Releasor would not have been entitled had he not entered into this Release Agreement. Releasor further agrees that The Company has fully compensated Releasor for all salary, bonuses, commissions and benefits that he earned through the date of termination, or pursuant to any employment or other agreements.

2.  In consideration of the Company’ promise to give Releasor the Severance Benefits:

a. Releasor, on behalf of himself and on behalf of all persons acting on Releasor’s behalf (including but not limited to Releasor’s estate, heirs, administrators, executors, successors, and assigns) hereby releases, indemnifies and hold harmless the Company, and all its subsidiaries, affiliated companies, business and operating units and each such entities’ officers, agents, representatives, shareholders, employees, successors, predecessors, and assigns (hereinafter, collectively, “Releasees”) from any and all claims, actions, charges, causes of action, rights, demands, damages of whatever nature, known or unknown, existing as of the date Releasor signed this Release Agreement arising out of or relating to Releasor’s employment or the termination of Releasor’s employment with the Company, including but not limited to, any claims that arise under the common law of contracts, implied or express contract or covenant, tort, public policy, wrongful termination, defamation or any claim, under either state or federal law, or agency charge of discrimination based on race, age, marital status, military status, gender, religion, national origin, handicap, disability, sexual orientation, retaliation and specifically including, but not limited to, any and all claims arising under Title VII, the California Fair Employment and Housing Act, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Family and Medical Leave Act, the California Family Rights Act (all of the foregoing as amended), and any other statutory or common law claims.

b.  Releasor also understands that, in addition to known claims, unknown claims may exist, and that a portion of the consideration paid by The Company is paid to obtain Releasor’s release of both known and unknown claims. By signing this Release Agreement, Releasor also expressly waives the provisions of California Civil Code section 1542, which provide as follows:

Mr. Yungeng Hu
January 1st, 2009

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

c. Releasor agrees that for a period of six months following the date this Release Agreement becomes effective Releasor will not solicit or hire or attempt to solicit or hire, directly or indirectly, any employee of the Company or any affiliate.

3. By entering into this Release Agreement, neither Releasor nor the Company admits liability, wrongdoing or violation of any law. The parties agree that nothing in this Agreement, nor any of the discussions connected with those documents, will be construed to constitute, or will be offered or received as, evidence of an admission of liability or wrongdoing by any or all of the Releasees. Releasor represents and warrants that neither Releasor nor anyone on his behalf has filed or otherwise made any claim, charge, or complaint with, or commenced any action or proceeding in, any federal, state or local court or administrative agency or governmental entity against any or all of the Releasees.

4. Nothing in this Release Agreement will waive or otherwise release Releasor from any obligation Releasor may have to the Company, including without limitation, any proprietary information, invention assignment, confidentiality, or similar agreement between Releasor and the Company.

5. Releasor may not execute this Release Agreement prior to Releasor’s last day of employment with Releasor.

6. This Release Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its choice of law provisions.

7. Releasor and The Company agree that the provisions of section 1654 of the California Civil Code shall not apply to the interpretation of this Release Agreement.

8. Releasor acknowledges his understanding that he may take 21 days to consider this Release Agreement and that he has been advised that he should consult with an attorney, if he decides to do so, prior to executing this Release Agreement. Executive further acknowledges that he understands that he may revoke this Release Agreement within seven days of his execution of this document and that the consideration to be paid to his pursuant to this Release Agreement will be paid only after that seven day revocation period and will be in accordance with Section 4 of the Employment Agreement.

9. This Release Agreement shall not cover obligations of the Company to defend and/or indemnify Releasor in his capacity as an officer or director of the Company in accordance with the provision of the Company’s Articles of Incorporation, Bylaws, and applicable law. In addition, it is understood that this Release Agreement shall not preclude Releasor from bringing an action to enforce the terms of this Release Agreement or any indemnification obligations on the part of the Company.

10. This Release Agreement sets forth the entire agreement between Releasor and the Company, and Releasor acknowledges by signing below that Releasor has not relied upon any representations, written or oral, not set forth in this Release Agreement. Releasor further acknowledges that this Agreement may not be changed or modified except by a subsequent written agreement signed by both Releasor and the Company.

Mr. Yungeng Hu
January 1st, 2009

11.  Should any provision of this Agreement be held invalid or illegal, such invalidity or illegality shall not invalidate the whole of this Agreement. Upon such determination that any term or provision (or any portion) is invalid, illegal or incapable of being enforced, this Release Agreement shall be deemed to be modified so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby and the terms and provisions are fulfilled to the greatest extent possible.

12.  This Release Agreement contains all of the terms, promises, representations, and understandings made between the parties and supersedes any other representation, understandings or agreements by or between the parties, whether oral or written. Any waiver by the Company of a breach of any provision of this Release Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement.

13.  Releasor represents that Releasor has read this Agreement and understands its provisions, and that Releasor has had the opportunity (whether or not such opportunity was taken) to consult with legal counsel of his own choosing.

UNITY ONE CAPITAL INCORPORATED.

Date: _____________	By____________________________

Name: _________________________

Title: __________________________

Date:______________	By_____________________________
Mr. Yungeng Hu